EXHIBIT 99.1
[LOGO]   CONSTELLATION

NEWS RELEASE

CONTACTS
Media Relations	Investor Relations
Mike Martin (U.S.) - 585-218-3669	Lisa Schnorr - 585-218-3677
Lisa Farrell (U.S.) - 585-396-7184	Bob Czudak - 585-218-3668
Kevin Harwood (U.S.) - 585-218-3666
Rebecca Hopkins (Australia) +61 418 837 465

Constellation Brands Provides Fiscal Year 2007 Financial
Outlook and Reorganizes International Wine Business After
Retirement of Global Wine CEO

HIGHLIGHTS
• Fiscal 2007 Outlook Provided; Q4 and Fiscal 2006 Outlook Updated

• $100 Million Share Buy-Back Program Announced

• Changes Related to Stock Options Announced

• Stephen Millar Retiring as CEO of Constellation Wines

• World Wide Wines Reorganization Announced; Restructuring Charges Detailed

FAIRPORT, N.Y., Feb. 16, 2006 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), today provided its diluted earnings per share outlook for fiscal 2007 and updated its diluted earnings per share outlook for the fourth quarter and fiscal 2006. The company also announced an increase to its share buy-back program, accelerated vesting of certain employee stock option grants and the general elimination of the performance-based accelerated vesting feature from future option grants. In addition, the company announced the retirement of Stephen (Steve) Millar as CEO of Constellation Wines, together with organizational changes in its world wide wines business that simplify the reporting structure, increase efficiencies and reduce on-going costs. In connection with the world wide wines reorganization, the company will incur restructuring and related charges and other one-time costs.

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Outlook

The 2007 table below sets forth management’s current diluted earnings per share expectations both on a reported basis (as reported under generally accepted accounting principles) and a comparable basis (excluding acquisition-related integration costs, restructuring and related charges and unusual items) for the fiscal year ending Feb. 28, 2007.

The 2006 table below sets forth management’s current diluted earnings per share expectations both on a reported basis and a comparable basis for the fourth quarter and fiscal year ending Feb. 28, 2006. This is compared to actual diluted earnings per share both on a reported basis and a comparable basis for the fourth quarter and fiscal year ended Feb. 28, 2005.

With respect to the 2006 table, the reported basis and comparable basis estimates exclude the impact of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which the company is required to adopt beginning March 1, 2006. The 2006 table also provides estimates of comparable basis diluted earnings per share, including stock-based employee compensation expense (“stock compensation expense”) on a pro forma basis as though the company had adopted SFAS 123(R) for the periods presented.

With respect to both tables, this news release includes reconciliations of reported information to comparable information and, for the 2006 table, to comparable information, including pro forma stock compensation expense.

Constellation Brands Fiscal Year 2007
Diluted Earnings Per Share Outlook

	Reported Basis Estimate	Comparable Basis Estimate
Fiscal Year Ending Feb. 28	$1.58 - $1.66	$1.70 - $1.78

Fiscal 2007 guidance includes the following assumptions:
•	Net sales growth: six to eight percent

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•	Reported basis operating income: $778 - $808 million
•	Comparable basis operating income: $820 - $850 million
•
Adjusted earnings before interest and taxes (“adjusted EBIT”), which the company defines as comparable basis operating income plus comparable basis equity in earnings (loss) of equity method investees: $830 - $860 million

•	Interest expense: $180 - $190 million
•	Tax rate: approximately 36.5 percent
•	Weighted average diluted shares outstanding: approximately 240 million
•	Cash provided by operating activities: $425 - $445 million
•	Capital expenditures: approximately $155 million
•	Free cash flow: $270 - $290 million

Constellation Brands Fourth Quarter and Fiscal Year 2006
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis		Comparable Basis, Including Pro Forma Stock Compensation Expense
	FY06 Estimate	FY05 Actual	FY06 Estimate	FY05 Actual	FY06 Estimate	FY05 Actual
Fourth Quarter Ending Feb. 28	$0.23 - $0.26	$0.20	$0.34 - $0.37	$0.31	$0.25 - $0.28	$0.24
Fiscal Year Ending Feb. 28	$1.33 - $1.36	$1.19	$1.57 - $1.60	$1.35	$1.45 - $1.48	$1.20

Fiscal 2006 guidance includes the following assumptions:
•	Net sales: growth in mid-teens, including the benefit of 10 additional months of Robert Mondavi business
•	Reported basis operating income: $662 - $672 million
•	Comparable basis operating income: $765 - $775 million
•	Adjusted EBIT: $776 - $786 million
•	Adjusted EBIT, including pro forma stock compensation expense: $731 - $741 million
•	Interest expense: approximately $190 million
•
Tax rate of approximately 33 percent on a reported basis, which includes a benefit of three percent as a result of adjustments to income tax accruals in connection with the completion of various income tax examinations, and approximately 36 percent on a comparable basis, which excludes the aforementioned three percent benefit.

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•	Weighted average diluted shares outstanding: approximately 239 million
•	Cash provided by operating activities: $380 - $400 million
•	Capital expenditures: approximately $140 million
•	Free cash flow: $240 - $260 million
•	Debt at Feb. 28, 2006: approximately $2.9 billion
•
Reported and comparable basis diluted earnings per share include approximately $4.0 million of expenses associated with the company’s tender offer for Vincor International Inc., to be recognized in the fourth quarter of fiscal year 2006

Commenting on the company’s outlook, Richard Sands, Constellation Brands chairman and chief executive officer stated, “We’re achieving significant operating leverage in our business, as demonstrated by our substantial adjusted EBIT margin expansion achieved during the first nine months of fiscal 2006. In fiscal year 2007 we expect net sales growth in the six to eight percent range, approximately double that of the industry, and we expect our margins to continue to grow as we leverage revenue growth to higher levels of adjusted EBIT and free cash flow growth.” Sands also added, “We expect healthy EPS growth in fiscal 2007 despite the impact of rising interest rates and a higher tax rate. We are truly growing in the right ways as growth in our branded businesses is expected to drive increasing profitability.”

Common Share Repurchase Authorization

The Board of Directors authorized the repurchase of up to $100 million of the company’s common stock. The company desires to repurchase shares primarily to mitigate the dilutive effects of stock option exercises. The company may in its discretion occasionally enter into Rule 10b5-1 plans to facilitate repurchases of its shares.

Changes Related to Stock Options

The company announced that on Feb. 16, 2006, its Board of Directors approved the acceleration of vesting of certain unvested stock options previously

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awarded under the company’s Long-Term Stock Incentive Plan and Incentive Stock Option Plan. Stock options remain an important element of the company’s employee compensation philosophy. The company expects that future stock option grants will not contain a performance-based acceleration feature, and instead are generally expected to vest over a four-year period at a rate of 25 percent per year.

The vesting of previously awarded stock options with the performance-based acceleration feature, combined with the change to ratable vesting, will enable the company to more accurately forecast future stock compensation expense and reduce related earnings volatility.

As a result of the vesting acceleration, options to purchase approximately 5.2 million shares of Constellation’s Class A common stock, which represent approximately two percent of the company’s current common shares outstanding, have become fully exercisable. Of the accelerated options, 0.9 million, or 17 percent, are held by executive officers and 4.3 million, or 83 percent, are held by other employees. The accelerated options have a weighted average exercise price of $25.80 per share.

The company’s fiscal 2007 stock compensation expense is expected to be approximately $8.5 million, or $0.02 per share. The company’s pro forma stock compensation expense, net of actual stock compensation expense recorded under APB No. 25 and related interpretations, for the fourth quarter of fiscal 2006 and fiscal 2006 is expected to be $33.8 million, or $0.09 per share and $44.7 million, or $0.12 per share, respectively.

Stephen Millar Retires as CEO of Constellation Wines

Constellation Brands also today announced the retirement of Stephen Millar, 62, as chief executive officer of its global wine business, effective February 28, 2006. Millar joined Constellation Brands when it purchased Australian wine company BRL Hardy in April 2003, which made Constellation the largest wine producer in the world. The position he vacates will not be filled. Constellation’s wine business leaders from Constellation Wines U.S., Constellation Europe, Hardy Wine Company, Nobilo Wine
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Group and Constellation Wines International will report directly to Rob Sands, Constellation Brands president and chief operating officer.

“Steve has done a tremendous job building growth momentum for our brands and establishing a foundation for the future international growth of our wine portfolio,” stated Rob Sands. “Under his guidance, Hardy became Australia’s top wine company, and Steve subsequently strengthened Constellation’s wine presence after taking the reins of our global business in 2003. He helped Constellation become the largest premium wine producer in the world by fostering new product development throughout Constellation’s international wine businesses and successfully integrating acquisitions ranging from small wine firms to the iconic Robert Mondavi Corporation. Steve has built a terrific organization which produces, markets and sells an unparalleled wine portfolio.”

Global Wine Reorganization

“With Steve Millar retiring from his position and Constellation’s global wine strategy in full stride and gaining momentum, this became the opportune time to further refine our decentralized operating approach to enable our wine business leaders to be even more flexible and responsive in managing their unique production processes, customer relationships and markets,” explained Rob Sands. “These reporting changes position us to take even greater advantage of our operational scale, portfolio breadth and wine production, marketing and sales expertise to continue building on our position as the world’s largest wine company and to create shareholder value. Although our world wide wines infrastructure will be simplified to be flatter and more flexible, it will continue to play a vital role supporting our unique wine businesses around the world.”

Last month Constellation Brands announced that its fine wine company, Icon Estates, headquartered at Napa, Calif., began reporting to Constellation Wines U.S. While Icon Estates retained production, sales and marketing autonomy for its fine wine portfolio, the reporting structure change allows Icon Estates to avail itself of Constellation Wines U.S.’s back-office infrastructure. In addition, within individual

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Constellation Wines U.S. wine companies, certain wine production processes will be integrated to reduce ongoing costs. The company is also streamlining its U.K. operations, primarily through personnel reductions. “We continuously strive to improve upon the already superb quality of our wine while maintaining marketplace competitiveness at all price levels,” said Rob Sands.

Restructuring Charges

In connection with the company’s global wine reorganization announced today, Constellation Brands estimates that it will incur restructuring and related charges and other one-time charges totaling approximately $55 million pre-tax, of which $39 million is cash and $16 million is non-cash. Approximately $24 million of the charges is expected to be recorded in the company’s fourth quarter of fiscal 2006, and approximately $31 million of the charges is expected to be recorded in fiscal 2007.

The company believes the actions announced today will reduce ongoing operating expenses annually by approximately $35 million beginning in fiscal 2008, of which approximately $19 million is expected to be realized in fiscal 2007. These savings are included in the company’s fiscal 2007 outlook.

The one-time charges are composed of the following:

•	Approximately $42 million of restructuring charges primarily related to severance charges associated with personnel reductions and contract termination costs; and
•
Approximately $13 million of other one-time charges primarily related to accelerated depreciation associated with consolidation of certain manufacturing processes and costs associated with systems integration.

Conference Call Information

A conference call to discuss the company's outlook for fiscal 2007, and fourth quarter and fiscal 2006 and other announcements contained within this press release, will be hosted by Chairman and Chief Executive Officer Richard Sands and Executive Vice President and Chief Financial Officer Tom Summer on Friday, Feb. 17, 2006, at 11:00 a.m. (eastern). The conference call can be accessed by dialing

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+973-935-8505 beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this press release (including the attachments) and other financial information that may be discussed in the call will be available on the Internet at Constellation’s Web site: www.cbrands.com under “Investors,” prior to the call.

Common Stock Splits

All share and per share amounts in this press release, including within the financial information, reflect the effect of the company’s two-for-one stock splits of its Class A and Class B common stock that were distributed in the form of stock dividends on May 13, 2005 to stockholders of record on April 29, 2005.

Explanations

Net income and diluted earnings per share on a comparable basis exclude acquisition-related integration costs, restructuring and related charges and unusual items. The company discusses results on a comparable basis in order to give investors better insight on underlying business trends from continuing operations. Management uses the comparable basis measurements in evaluating results from continuing operations.

Adjusted earnings before interest and taxes ("adjusted EBIT"), is defined by the company as comparable basis operating income plus comparable basis equity in earnings (loss) of equity method investees. The company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

The company also provides estimates of comparable basis diluted earnings per share, including pro forma stock compensation expense for the fourth quarter of fiscal 2006 and 2005, and for fiscal 2006 and fiscal 2005 as though the company had adopted SFAS 123(R) for the periods presented.

Tables reconciling the above measures, as well as other related financial measures to reported results, are included in this news release. For a detailed discussion of these items, please see the section “Items Affecting Comparability”

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following the financial information. The company’s measure of segment profitability excludes acquisition-related integration costs, restructuring and related charges and unusual items, which is consistent with the measure used by management to evaluate results.

About Constellation Brands

Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation’s portfolio include: Almaden, Arbor Mist, Vendange, Woodbridge by Robert Mondavi, Hardys, Nobilo, Alice White, Ruffino, Robert Mondavi Private Selection, Blackstone, Ravenswood, Estancia, Franciscan Oakville Estate, Simi, Robert Mondavi Winery brands, Opus One, Stowells, Blackthorn, Black Velvet, Mr. Boston, Fleischmann’s, Paul Masson Grande Amber Brandy, Chi-Chi’s, 99 Schnapps, Ridgemont Reserve 1792, Effen Vodka, Corona Extra, Corona Light, Pacifico, Modelo Especial, Negra Modelo, St. Pauli Girl, Tsingtao. For additional information about Constellation Brands, as well as its product portfolio, visit the company’s Web site at www.cbrands.com.

Forward Looking Statements

The statements made under the heading Outlook, as well as all other statements set forth in this press release which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.
During the current quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the “Projections”). Prior to the start of the company’s quiet period, which will begin at the close of business on Feb. 28, 2006, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
At the close of business on Feb. 28, 2006, Constellation will observe a “quiet period” during which the Projections should not be considered to constitute the company’s expectations. During the quiet period, the Projections should be considered to be historical, speaking as of prior to the quiet period only and not subject to update by the company.
The company’s forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the

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impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the company’s estimated diluted earnings per share on a reported basis for fiscal 2007, fourth quarter 2006 and fiscal 2006 (ii) the company’s estimated diluted earnings per share on a comparable basis for fiscal 2007, fourth quarter 2006 and fiscal 2006, and (iii) the company’s estimated comparable basis diluted earnings per share, including pro forma stock compensation expense for fourth quarter 2006 and fiscal 2006, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this press release are also subject to the following risks and uncertainties: the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company’s competitors; raw material supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; and changes in interest rates and foreign currency exchange rates. In addition, the company may not achieve all of the expected cost savings related to its planned global wine restructuring due to lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in the implementation of the restructuring. For additional information about risks and uncertainties that could adversely affect the company’s forward-looking statements, please refer to the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2005.

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RECONCILIATION OF REPORTED, COMPARABLE AND PRO FORMA MEASURES
(in thousands, except per share data)

Comparable measures are provided because management uses this information in evaluating the results of the continuing operations of the Company and internal goal setting. In addition, the Company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. As such, the following items, when appropriate, are excluded from comparable results:
the flow through of adverse grape cost associated with the Robert Mondavi acquisition; the flow through of inventory step-up associated with acquisitions and investments in equity method investees; accelerated depreciation costs in connection with the U.S. West Coast facility rationalization and the World Wide Wine reorganization; financing costs associated with the Company's redemption of senior notes and repayment of the Company's prior credit agreement; due diligence costs associated with the Company's evaluation of a potential offer for Allied Domecq; net gain on the sale of non-strategic assets; gain on transaction termination; acquisition-related integration costs associated with the Robert Mondavi acquisition;
restructuring and related charges associated with the Company's realignment of business operations within the Company's wine segment, the Robert
Mondavi acquisition, the U.S. West Coast facility rationalization, and the World Wide Wine reorganization; and the income tax adjustment in connection with the reversal of an income tax accrual related to the completion of various income tax examinations.

Adjusted earnings before interest and taxes ("adjusted EBIT"), as used by the Company, means operating income plus equity in earnings (loss) of equity method investees, both on a comparable basis. Adjusted EBIT is considered a performance measure and the Company considers operating income the most comparable GAAP measure. Adjusted EBIT is used by management in evaluating the results of the continuing operations of the
Company including the results of its equity method investments. In addition, the Company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

Pro forma measures are provided because management believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. As such, pro forma measures present diluted earnings per share and adjusted EBIT, both on a comparable basis, as if the provisions of SFAS No. 123(R) regarding the recognition of stock-based employee compensation expense within the Company's consolidated statement of income had been applied beginning March 1, 2004.

You may also visit the Company's website at www.cbrands.com under Investors/Financial Information/Financial Reports for a historical reconciliation between reported and comparable information.

Fiscal Year 2007 Diluted Earnings Per Share Guidance				Range for the Year Ending February 28, 2007
Forecasted reported diluted earnings per share (1)				$1.58	$1.66
Restructuring and related charges				0.05	0.05
World Wide Wine reorganization charges				0.03	0.03
Inventory step-up				0.02	0.02
Adverse grape cost				0.01	0.01
U.S. West Coast facility rationalization				0.01	0.01
Acquisition-related integration costs				-	-
Forecasted comparable diluted earnings per share (2)				$1.70	$1.78

Fiscal Year 2006 Diluted Earnings Per Share Guidance	Range for the Quarter Ending February 28, 2006			Range for the Year Ending February 28, 2006
Forecasted reported diluted earnings per share (1)	$0.23	$0.26		$1.33	$1.36
Restructuring and related charges	0.07	0.07	.	0.10	0.10
Inventory step-up	0.01	0.01		0.04	0.04
Adverse grape cost	0.01	0.01		0.07	0.07
U.S. West Coast facility rationalization	0.02	0.02		0.04	0.04
Acquisition-related integration costs	-	-		0.05	0.05
Allied Domecq due diligence costs	-	-		0.01	0.01
Income tax adjustment	-	-		(0.07)	(0.07)
Forecasted comparable diluted earnings per share (2)	0.34	0.37		1.57	1.60
Pro forma stock-based employee compensation expense, net of related tax effects (3)	(0.09)	(0.09)		(0.12)	(0.12)
Forecasted comparable diluted earnings per share, including pro forma stock-based employee compensation expense	$0.25	$0.28		$1.45	$1.48

Fiscal Year 2005 Diluted Earnings Per Share		Actual for the Quarter Ending February 28, 2005			Actual for the Year Ending February 28, 2005
Reported diluted earnings per share (1)		$0.20			$1.19
Restructuring and related charges		0.01			0.02
Inventory step-up		0.01			0.02
Adverse grape cost		0.03			0.03
Acquisition-related integration costs		0.03			0.03
Financing costs		0.06			0.09
Net gain on sale of non-strategic assets		(0.01)			(0.01)
Gain on transaction termination fee		(0.01)			(0.01)
Comparable diluted earnings per share (2)		0.31			1.35
Pro forma stock-based employee compensation expense, net of related tax effects (3)		(0.07)			(0.15)
Comparable diluted earnings per share, including pro forma stock-based employee compensation expense		$0.24			$1.20

(1) Includes $0.02 diluted earnings per share impact of expensing stock-based employee compensation for the year ending February 28, 2007, in accordance with the adoption of SFAS 123(R) beginning March 1, 2006. Includes $0.02 diluted earnings per share impact of expensing stock-based employee compensation for the three months and year ending February 28, 2006, in accordance with APB No. 25 and its related interpretations. Stock-based employee compensation expense recorded in accordance with APB No. 25 and its related interpretations for the three months and year ended February 28, 2005, had less than a $0.01 diluted earnings per share impact.

(2) May not sum due to rounding as each item is computed independently.

(3) Amount included herein is net of the impact of actual stock-based employee compensation expense in the Company's consolidated statement of income in accordance with APB No. 25 and its related interpretations (see (1) above).

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RECONCILIATION OF REPORTED, COMPARABLE AND PRO FORMA MEASURES (continued)
(in thousands, except per share data)

Fiscal Year 2007 Adjusted Earnings Before Interest and Taxes Guidance	Range for the Year Ending February 28, 2007
Forecasted reported operating income (1)	$777,900	$807,900
Restructuring and related charges	19,800	19,800
World Wide Wine reorganization charges	13,000	13,000
Inventory step-up	3,900	3,900
Adverse grape cost	2,000	2,000
U.S. West Coast facility rationalization	2,300	2,300
Acquisition-related integration costs	1,100	1,100
Forecasted comparable operating income	820,000	850,000
Equity in earnings of equity method investees	6,000	6,000
Inventory step-up of equity method investees	4,000	4,000
Forecasted adjusted earnings before interest and taxes	$830,000	$860,000

Fiscal Year 2006 Adjusted Earnings Before Interest and Taxes Guidance	Range for the Quarter Ending February 28, 2006		Range for the Year Ending February 28, 2006
Forecasted reported operating income (1)	$126,700	$136,700	$662,000	$672,000
Restructuring and related charges	26,800	26,800	35,200	35,200
Inventory step-up	1,800	1,800	8,400	8,400
Adverse grape cost	4,900	4,900	25,100	25,100
U.S. West Coast facility rationalization	6,100	6,100	13,400	13,400
Acquisition-related integration costs	1,400	1,400	17,300	17,300
Allied Domecq due diligence costs	-	-	3,400	3,400
Forecasted comparable operating income	167,700	177,700	764,800	774,800
Equity in (loss) earnings of equity method investees	(500)	(500)	5,200	5,200
Inventory step-up of equity method investees	1,300	1,300	6,000	6,000
Forecasted adjusted earnings before interest and taxes	168,500	178,500	776,000	786,000
Pro forma stock-based employee compensation expense (2)	(33,800)	(33,800)	(44,700)	(44,700)
Forecasted adjusted earnings before interest and taxes, including pro forma stock-based employee compensation expense	$134,700	$144,700	$731,300	$741,300

Fiscal Year 2005 Adjusted Earnings Before Interest and Taxes		Actual for the Quarter Ending February 28, 2005		Actual for the Year Ending February 28, 2005
Reported operating income (1)		$119,629		$567,896
Restructuring and related charges		3,152		7,578
Inventory step-up		2,312		6,469
Adverse grape cost		9,750		9,750
Acquisition-related integration costs		9,421		9,421
Financing costs		21,382		31,695
Net gain on sale of non-strategic assets		(3,118)		(3,118)
Gain on transaction termination fee		(3,000)		(3,000)
Comparable operating income		159,528		626,691
Equity in earnings of equity method investees		1,132		1,753
Adjusted earnings before interest and taxes		160,660		628,444
Pro forma stock-based employee compensation expense (2)		(25,904)		(52,173)
Adjusted earnings before interest and taxes, including pro forma stock-based employee compensation expense		$134,756		$576,271

(1) Includes $8.5 million of stock-based employee compensation expense for the year ending February 28, 2007, in accordance with the adoption of SFAS 123(R)
beginning March 1, 2006. Includes $7.9 million of stock-based employee compensation expense for the three months ending February 28, 2006, in accordance with APB No. 25 and its related interpretations. Includes $8.0 million for the year ending February 28, 2006, and $0.1 million for the year ended February 28, 2005, of stock-based employee compensation expense in accordance with APB No. 25 and its related interpretations. Stock-based employee compensation expense recorded in accordance with APB No. 25 and its related interpretations for the three months ended February 28, 2005, was immaterial.

(2) Amount included herein is net of the impact of actual stock-based employee compensation expense in the Company's consolidated statement of income in accordance with APB No. 25 and its related interpretations (see (1) above).

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RECONCILIATION OF REPORTED, COMPARABLE AND PRO FORMA MEASURES (continued)
(in thousands, except per share data)

Nine Months Fiscal 2006 compared to Nine Months Fiscal 2005 Adjusted Earnings Before Interest and Taxes
	Actual for the Nine Months Ending November 30, 2005	Margin		Actual for the Nine Months Ending November 30, 2004	Margin
Reported operating income	$535,373	15.1%		$448,267	14.7%
Restructuring and related charges	8,407	0.2%		4,426	0.1%
Inventory step-up	6,628	0.2%		4,157	0.1%
Adverse grape cost	20,161	0.6%		-	0.0%
U.S. West Coast facility rationalization	7,254	0.2%		-	0.0%
Acquisition-related integration costs	15,888	0.4%		-	0.0%
Allied Domecq due diligence costs	3,408	0.1%		-	0.0%
Financing costs	-	0.0%		10,313	0.3%
Comparable operating income	597,119	16.8%		467,163	15.3%
Equity in earnings of equity method investees	5,720	0.2%		621	0.0%
Inventory step-up of equity method investees	4,739	0.1%		-	0.0%
Adjusted earnings before interest and taxes	$607,578	17.1%		$467,784	15.3%

Reported net sales	$3,555,581	100.0%		$3,049,957	100.0%

RECONCILIATION OF FREE CASH FLOW
(in millions)

"Free cash flow" as used by the Company means the Company's net cash flow from operating activities prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP") less capital expenditures for property, plant and equipment. Free cash flow is considered a liquidity measure and management believes this information provides investors with useful information about the amount of cash generated after such capital expenditures, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

Fiscal Year 2007			Range for the Year Ending February 28, 2007
Net cash provided by operating activities			$425	$445
Purchases of property, plant and equipment			(155)	(155)
Free cash flow			$270	$290

Fiscal Year 2006			Range for the Year Ending February 28, 2006
Net cash provided by operating activities			$380	$400
Purchases of property, plant and equipment			(140)	(140)
Free cash flow			$240	$260

Fiscal Year 2005				Actual for the Year Ended February 28, 2005
Net cash provided by operating activities				$321
Purchases of property, plant and equipment				(120)
Free cash flow				$201

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ATTACHMENTS TO CONSTELLATION BRANDS MEDIA RELEASE

ITEMS AFFECTING COMPARABILITY FOR FISCAL 2007
Restructuring and related charges - For fiscal 2007, the company expects to record restructuring and related charges of $0.05 per share primarily associated with personnel reductions and contract termination costs in connection with the company’s world wide wines reorganization announced Feb. 16, 2006.
World wide wines reorganization charges - For fiscal 2007, the company expects to record charges of $0.03 per share primarily associated with accelerated depreciation for consolidation of certain manufacturing processes and costs associated with systems integration in connection with the company’s world wide wines reorganization announced Feb. 16, 2006.
Acquisition-related integration costs - The company estimates acquisition-related integration costs associated with the Robert Mondavi acquisition to be less than $0.01 per share for fiscal 2007.
Inventory step-up - The allocation of purchase price in excess of book value for certain inventory on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired company prior to acquisition. For inventory produced and sold after the acquisition date, the related manufacturer’s profit accrues to the company. The flow through of inventory step-up related to the Robert Mondavi acquisition, including the investment in Opus One, and the investment in Ruffino is expected to be $0.02 per share for fiscal 2007.
Adverse grape cost - In connection with the Robert Mondavi acquisition, the historical cost of certain inventory on hand at the date of acquisition was higher than the company's ongoing grape cost primarily due to the purchase of grapes by Robert Mondavi prior to the date of acquisition under the terms of their then existing grape contracts. The cost of the grapes purchased under these contracts was in excess of market prices. Therefore, the company's ongoing cost to purchase grapes will be lower than Robert Mondavi's historical cost. The excess of the historical cost of grapes over the company's ongoing cost of grapes is referred to by the company as the “adverse grape cost.” The flow through of adverse grape cost is expected to total $0.01 per share for fiscal 2007.
U.S. west coast facility rationalization - During the third quarter of fiscal 2006, the company initiated a program to consolidate certain west coast production processes in order to gain greater asset utilization and increased efficiencies while reducing ongoing operating costs. As a result of this initiative, the company expects to record charges of $0.01 per share for fiscal 2007 for the reconfiguration and accelerated depreciation related to certain production assets, which will be recorded to cost of product sold.

ITEMS AFFECTING COMPARABILITY FOR FISCAL 2006
Restructuring and related charges - The company expects to record restructuring

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and related charges of $0.07 per share for the fourth quarter of fiscal 2006, primarily related to personnel reductions associated with the company’s world wide wines reorganization announced Feb. 16, 2006. For fiscal 2006, the company expects to record restructuring and related charges of $0.10 per share primarily associated with personnel reductions associated with the company’s world wide wines reorganization announced Feb. 16, 2006, the Robert Mondavi acquisition and certain personnel reductions in connection with the company’s U.K. operations and U.S. West Coast facility rationalization.
Acquisition-related integration costs - The company estimates acquisition-related integration costs associated with the Robert Mondavi acquisition to be less than $0.01 per share for the fourth quarter of fiscal 2006 and $0.05 per share for fiscal 2006.
Inventory step-up - The flow through of inventory step-up related to the Robert Mondavi acquisition, including the investment in Opus One, and the investment in Ruffino is expected to be $0.01 per share for the fourth quarter of fiscal 2006 and $0.04 per share for fiscal 2006.
Adverse grape cost - The flow through of adverse grape cost is expected to total $0.01 per share and $0.07 per share for the fourth quarter of fiscal 2006 and fiscal 2006, respectively.
Income tax adjustment - During the first quarter of fiscal 2006, the company recorded a benefit of $0.07 per share as a result of adjustments to income tax accruals in connection with the completion of various income tax examinations.
Allied Domecq due diligence costs - During the second quarter of fiscal 2006, the company recorded $0.01 per share for professional service fees incurred for due diligence associated with its evaluation of a potential offer for Allied Domecq.
U.S. west coast facility rationalization - The company expects to record charges of $0.02 per share for the fourth quarter of fiscal 2006 and $0.04 per share for fiscal 2006, for the reconfiguration and accelerated depreciation related to certain production assets, which will be recorded to cost of product sold.

ITEMS AFFECTING COMPARABILITY FOR FISCAL 2005
Financing costs - On Feb. 10, 2004, the company called its $200,000,000 8.5% senior subordinated notes due 2009 which were redeemed March 2004. In connection with this redemption, the company incurred an unusual charge of $0.03 per share in the first quarter of fiscal 2005 related to the call premium and the remaining unamortized financing fees associated with the original issuance of the bonds. On Dec. 22, 2004, the company entered into a new $2.9 billion credit agreement, proceeds of which were used to fund the acquisition of Robert Mondavi, pay certain obligations of Robert Mondavi and to repay the outstanding balance on Constellation’s prior credit agreement. The company recorded an unusual charge of $0.06 per share in the fourth quarter of fiscal 2005 for the write-off of bank fees related to the repayment of the company’s prior credit agreement. Financing costs charges totaled $0.09 per share in fiscal 2005.

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Restructuring and related charges - In connection with the realignment of business operations within the company’s wines segment and the Robert Mondavi acquisition, the company recorded restructuring and related charges of $0.02 per share for fiscal 2005.
Acquisition-related integration costs - As a result of the Robert Mondavi acquisition, the company recorded acquisition-related integration costs of $0.03 per share for fiscal 2005.
Inventory step-up - The flow through of inventory step-up for the Hardy and Robert Mondavi acquisitions had a negative impact of $0.02 per share for fiscal 2005.
Adverse grape cost - The adverse grape cost totaled $0.03 per share for fiscal 2005.
Net gain on sale of non-strategic assets - In the fourth quarter of fiscal 2005, the company realized a gain on the sale of a portion of the Taunton cider property, plant and equipment, partially offset by a loss on the sale of the investment in the International Wine Investment Fund. The company recorded a net gain of $0.01 per share on these sales.
Gain on transaction termination fee - In the fourth quarter of fiscal 2005, the company recognized a gain of $0.01 per share related to the receipt of a payment associated with the termination of a previously announced potential fine wine joint venture.

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